Press Release For immediate release Jordan Krugman, Investor Relations Graham Galt, Media Relations 404-439-4605 404-439-3070

Invesco Reports Results for the Three Months Ended March 31, 2016

Continued strong, long-term investment performance
Adjusted operating margin of 37.5%
Adjusted diluted EPS of $0.49
Expense reduction of 5.9% year over year
Quarterly dividend of 28 cents per share, up 3.7%

Atlanta, April 28, 2016 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended March 31, 2016.

“During a challenging time for the industry, Invesco’s net revenues declined 11% year over year,” said Martin L. Flanagan, president and CEO. “During the quarter, Invesco remained focused on delivering strong, long-term investment performance while running a disciplined business. Total adjusted operating expenses declined nearly 6% year over year, and we further enhanced the efficiency of our global operating platform by expanding resources in our global shared service centers. Reflecting our continued confidence in the strength of our global business, we are raising our quarterly dividend 3.7% to 28 cents per share.”

	Q1-16		Q4-15		Q1-16 vs. Q4-15	Q1-15		Q1-16 vs. Q1-15
Adjusted Financial Measures(1)
Net revenues	$818.1	m	$886.1	m	(7.7)%	$917.5	m	(10.8)%
Operating income	$307.1	m	$355.7	m	(13.7)%	$374.4	m	(18.0)%
Operating margin	37.5%		40.1%			40.8%
Net income attributable to Invesco Ltd.	$204.8	m	$243.8	m	(16.0)%	$272.1	m	(24.7)%
Diluted EPS	$0.49		$0.58		(15.5)%	$0.63		(22.2)%

U.S. GAAP Financial Measures
Operating revenues	$1,148.7	m	$1,239.7	m	(7.3)%	$1,291.6	m	(11.1)%
Operating income	$274.4	m	$303.6	m	(9.6)%	$338.1	m	(18.8)%
Operating margin	23.9%		24.5%			26.2%
Net income attributable to Invesco Ltd.	$161.0	m	$201.9	m	(20.3)%	$259.6	m	(38.0)%
Diluted EPS	$0.38		$0.48		(20.8)%	$0.60		(36.7)%

Assets Under Management
Ending AUM	$771.5	bn	$775.6	bn	(0.5)%	$798.3	bn	(3.4)%
Average AUM	$747.5	bn	$783.7	bn	(4.6)%	$795.4	bn	(6.0)%

(1)
The adjusted financial measures are all non-GAAP financial measures. See the information on pages 9 through 11 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 18 for other important disclosures.

Assets Under Management

Total assets under management (AUM) at March 31, 2016, were $771.5 billion (December 31, 2015: $775.6 billion), a decrease of $4.1 billion during the first quarter. Total net outflows were $0.1 billion for the first quarter, as detailed below:

Summary of net flows (in billions)	Q1-16	Q4-15	Q1-15
Active	$0.5	$3.5	$6.8
Passive	(1.8)	0.4	3.5
Long-term net flows	(1.3)	3.9	10.3
Invesco PowerShares QQQ	(2.6)	2.0	(2.6)
Money market	3.8	(1.8)	(6.0)
Total net flows	($0.1)	$4.1	$1.7

Net market losses led to decreases of $3.0 billion in AUM during the first quarter, compared to market gains of $21.0 billion in the fourth quarter 2015. Foreign exchange rate movements led to a $2.6 billion increase in AUM during the first quarter, compared to a $5.3 billion decrease in the fourth quarter 2015. Average AUM during the first quarter were $747.5 billion, compared to $783.7 billion for the fourth quarter 2015, a decrease of 4.6%. Further analysis is included in the supplementary schedules to this release.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings information provides further transparency into the business on an ongoing operations basis and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business, and they are consistent with internal management reporting. These measures are described more fully in the company's Forms 10-K. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

U.S. GAAP Earnings

This section comments on significant items that have impacted the company's first quarter 2016 results as presented in accordance with U.S. GAAP.

Operating revenues decreased 7.3% to $1,148.7 million in the first quarter, from $1,239.7 million in the fourth quarter 2015. Operating expenses decreased by 6.6% to $874.3 million in the first quarter, from $936.1 million in the fourth quarter 2015.

As previously announced, the company has initiated a broad program focused on transforming several key business support functions to become more effective and efficient. Business optimization charges of $6.8 million associated with this transformation initiative were recorded in the first quarter of 2016 (fourth quarter 2015: $16.2 million), including $4.0 million of staff severance costs (fourth quarter 2015: $12.2 million) recorded in employee compensation.

Separately, general and administrative expenses for the first quarter of 2016 include a provision of $6.0 million (fourth quarter 2015: $12.6 million) pertaining to regulatory investigations, and employee compensation includes $5.4 million associated with the closing of the Jemstep acquisition.

On April 5, 2016, the company purchased the remaining 51% of Religare Invesco Asset Management Company ("Religare"), increasing our interest to 100%. At March 31, 2016, Invesco was committed to its plan of acquisition, which under U.S. GAAP requires the company to include any cumulative translation adjustments as part of the carrying value of the investment for the purpose of impairment testing. As a result, during the first quarter of 2016, the company recorded a non-cash impairment charge of $17.8 million related to its 49% investment in Religare. The charge relates entirely to the devaluation of the Indian Rupee against the U.S. Dollar over the period since the 2013 purchase and is reflected in equity in earnings of unconsolidated affiliates.

In the first quarter of 2015, the company acquired certain investment management contracts from a third party for a purchase price comprised of contingent consideration payable in future periods. During the first quarter of 2016, changes in the fair value of the contingent consideration liability generated a gain of $3.5 million (fourth quarter 2015: $8.7 million gain), which was recorded in other gains and losses, net.

The inclusion of consolidated investment products in the U.S GAAP earnings resulted in a reduction of $8.4 million in net income attributable to Invesco Ltd. in the first quarter, compared to a $19.4 million reduction in the fourth quarter 2015.

The effective tax rate increased to 31.3% for the first quarter, from 30.8% for the fourth quarter 2015. See note 10 on page 21 for further details.

On January 1, 2016, the company adopted the U.S. GAAP accounting guidance in Accounting Standards Update 2015-02, "Consolidation (Topic 810): Amendments to the Consolidation Analysis" (ASU 2015-02). See footnote 4 on page 18 for additional information.

Non-GAAP Earnings

This section discusses the company's first quarter 2016 non-GAAP financial information, as compared to the fourth quarter 2015. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income attributable to Invesco Ltd. and adjusted diluted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 9 through 11 of this release.

Net revenues decreased by $68.0 million (7.7%) to $818.1 million in the first quarter, from $886.1 million in the fourth quarter 2015. The change was primarily due to decreased investment management fees. Foreign exchange rate changes decreased first quarter net revenues by $12.6 million compared to the fourth quarter 2015.

Investment management fees, as adjusted, decreased $78.5 million (7.8%) to $930.3 million in the first quarter, from $1,008.8 million in the fourth quarter 2015. The decrease reflects the lower average AUM during the first quarter compared to the fourth quarter 2015 together with changes in the AUM product and currency mix and the first quarter being one day shorter than the fourth quarter 2015. The AUM currency mix was primarily impacted by a devaluation of 5.6% in the Pound Sterling against the U.S. Dollar when comparing the average exchange rate for the first quarter to the fourth quarter 2015. Foreign exchange rate changes decreased first quarter management fees by $16.1 million when compared to fourth quarter 2015.

Service and distribution fees, as adjusted, decreased $9.9 million (4.8%) to $197.7 million in the first quarter, from $207.6 million in the fourth quarter 2015. The decrease in service and distribution fees reflects the lower average AUM in the first quarter. Foreign exchange rate changes decreased first quarter service and distribution fees by $0.2 million when compared to fourth quarter 2015.

Performance fees, as adjusted, were $15.5 million in the first quarter, compared to $18.8 million in the fourth quarter 2015. The first quarter performance fees were generated from a variety of investment capabilities including $9.1 million generated from UK equities. Foreign exchange rate changes decreased first quarter performance fees by $0.6 million when compared to fourth quarter 2015.

Other revenues, as adjusted, decreased by $5.0 million (17.2%) to $24.0 million in the first quarter, compared to $29.0 million in the fourth quarter 2015, primarily due to decreased transaction fees from real estate and reduced UIT activities. Foreign exchange rate changes decreased other revenues by $0.1 million in the first quarter when compared to the fourth quarter 2015.

Third-party distribution, service and advisory expenses, as adjusted, decreased by $28.7 million (7.6%) to $349.4 million in the first quarter from $378.1 million in the fourth quarter 2015, consistent with the decrease in revenues derived from the related retail AUM. Foreign exchange rate changes decreased third-party distribution, service and advisory expenses by $4.4 million in the first quarter when compared to the fourth quarter 2015.

Total operating expenses, as adjusted, decreased by $19.4 million (3.7%) to $511.0 million in the first quarter from $530.4 million in the fourth quarter 2015. Foreign exchange rate changes decreased first quarter operating expenses by $6.5 million when compared to the fourth quarter 2015.

Employee compensation expenses, as adjusted, increased by $1.5 million (0.4%) to $340.3 million in the first quarter, from $338.8 million in the fourth quarter 2015. The first quarter includes a seasonal increase in payroll tax, which was largely offset by a reduction in variable compensation. Foreign exchange rate changes decreased first quarter employee compensation expenses by $4.3 million when compared to the fourth quarter 2015.

Marketing expenses, as adjusted, decreased by $9.2 million (26.6%) to $25.4 million in the first quarter, from $34.6 million in the fourth quarter 2015. Marketing expenditures on advertising, literature, travel and client events decreased in the first quarter compared to the prior quarter as expenditures were deferred until later in the year due to volatile market conditions. Foreign exchange rate changes decreased first quarter marketing expenses by $0.2 million when compared to the fourth quarter 2015.

Property, office and technology expenses, as adjusted, increased $0.7 million (0.9%) to $81.1 million in the first quarter, from $80.4 million in the fourth quarter 2015. The increase is attributable to additional outsourced administration expenses. Foreign exchange rate changes decreased first quarter property, office and technology expenses by $0.9 million when compared to the fourth quarter 2015.

General and administrative expenses, as adjusted, decreased $12.4 million (16.2%) to $64.2 million in the first quarter, from $76.6 million in the fourth quarter 2015. Decreases in general and administrative expenses were the result of focused expense control during the quarter. In particular, expenditures on non-essential professional services ceased and other items of a non-essential discretionary nature were postponed. Foreign exchange rate changes decreased first quarter general and administrative expenses by $1.1 million when compared to the fourth quarter 2015.

Non-operating other income and expenses, as adjusted, included a loss in equity in earnings from investments of $1.1 million in the first quarter, compared to $0.3 million gain in the fourth quarter 2015. Other gains and losses, net in the first quarter were a loss of $7.7 million compared to a fourth quarter 2015 loss of $10.3 million. The first quarter included $1.4 million in unrealized mark-to-market losses on trading investments and $7.1 million in foreign exchange losses on inter-company loans. Non-operating other income and expenses, as adjusted, also included interest income of $4.3 million and interest expense of $23.9 million in the first quarter, compared to $6.7 million and $23.0 million, respectively in the fourth quarter 2015. At the end of the first quarter we realized $3.4 million from our Pound Sterling - U.S. Dollar hedge. During the first quarter, the company entered into a new series of put option contracts to provide Pound Sterling / U.S. Dollar exchange rate coverage from April 2016 through to March 2017 with a strike level set at $1.4355.

The adjusted effective tax rate decreased to 26.5% for the first quarter, from 26.6% for the fourth quarter 2015.

Balance Sheet and Cash Flow Statement Presentation

The company is presenting in this release both a U.S. GAAP balance sheet and balance sheet information excluding consolidated investment products (CIP), along with a U.S. GAAP statement of cash flows and cash flow statement information excluding CIP. The information presented excluding CIP is a non-GAAP presentation. Balance sheet and cash flow statement information before and after the consolidation of investment products are reconciled on pages 14 and 17, respectively.

The company believes that, by excluding the consolidation of investment products, the non-GAAP balance sheet and cash flow statement information provides a more representative presentation of our financial risks and the company's cash and debt positions, allowing more appropriate comparisons with our industry peers. Management uses these non-GAAP presentations to evaluate the business, and the presentations are consistent with internal management reporting. As demonstrated by the selected balance sheet data that follows, inclusion of the long-term debt of CIP within liquidity measures, such as debt-to-equity ratios, causes the company to appear to be significantly more indebted than is actually the case.

Balance Sheets and Capital Management

Selected balance sheet information is reflected in the table below:

	Excluding CIP (Non-GAAP)(1)		Including CIP (U.S. GAAP)
	March 31, 2016	December 31, 2015	March 31, 2016	December 31, 2015
in millions
Cash and cash equivalents	$1,454.5	$1,851.4	$1,454.5	$1,851.4
Investments of CIP	—	—	3,639.4	6,016.1
Total assets(1)	$18,947.0	$18,593.7	$22,658.2	$25,073.2

Long-term debt	2,073.2	2,072.8	2,073.2	2,072.8
Debt of CIP	—	—	3,061.2	5,437.0
Long-term debt / Long-term debt plus CIP debt	2,073.2	2,072.8	5,134.4	7,509.8

Total liabilities(1)	$11,045.7	$10,499.5	$14,288.4	$16,210.2

Total permanent equity(1)	$7,901.3	$7,926.9	$7,962.5	$8,695.7

Debt/Equity % (1) (2)	26.2%	26.1%	64.5%	86.4%

(1)
The balance sheet line items excluding CIP are non-GAAP financial measures. See the reconciliation information on page 14 for balance sheet information before and after the consolidation of investment products.

(2)
The debt/equity ratio excluding CIP is a non-GAAP financial measure. The debt/equity ratio is calculated as long-term debt divided by total permanent equity for the balance sheet information excluding CIP and long-term debt plus debt of CIP divided by total permanent equity for the balance sheet including CIP.

As of March 31, 2016, the company's cash and cash equivalents were $1,454.5 million, with long-term debt of $2,073.2 million. The credit facility balance was zero at both March 31, 2016 and December 31, 2015.

Dividends paid in the first quarter were $113.0 million. Today the company is announcing a first-quarter cash dividend of 28.0 cents. The dividend is payable on June 3, 2016, to shareholders of record at the close of business on May 13, 2016, with an ex-dividend date of May 11, 2016.

During the first quarter the company repurchased $125.0 million of its common shares on the open market, representing 4.4 million shares at a weighted average share price of $28.73.

Headcount

As of March 31, 2016, the company had 6,552 employees, compared to 6,490 employees as of December 31, 2015. The headcount increase is primarily attributable to growth in our global shared service centers.

Business Acquisitions

During the first quarter of 2016 the company acquired Jemstep, a market-leading provider of advisor-focused digital solutions. On April 5, 2016, the company increased its ownership of Religare Invesco Asset Management Company, previously our joint venture in India, from 49% to 100%.

# # #

Invesco Ltd. is a leading independent global investment management firm, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our clients around the world. Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, April 28, 2016, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until Thursday, May 12, 2016 at 5:00 p.m. ET by calling 1-866-346-7115 for U.S. and Canadian callers or 1-203-369-0016 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and their potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q1-16	Q4-15	% Change	Q1-15	% Change
Adjusted revenues:
Investment management fees	$930.3	$1,008.8	(7.8)%	$1,023.6	(9.1)%
Service and distribution fees	197.7	207.6	(4.8)%	213.4	(7.4)%
Performance fees	15.5	18.8	(17.6)%	51.7	(70.0)%
Other	24.0	29.0	(17.2)%	31.2	(23.1)%
Third-party distribution, service and advisory	(349.4)	(378.1)	(7.6)%	(402.4)	(13.2)%
Net revenues	818.1	886.1	(7.7)%	917.5	(10.8)%
Adjusted operating expenses:
Employee compensation	340.3	338.8	0.4%	362.7	(6.2)%
Marketing	25.4	34.6	(26.6)%	27.4	(7.3)%
Property, office and technology	81.1	80.4	0.9%	77.8	4.2%
General and administrative	64.2	76.6	(16.2)%	75.2	(14.6)%
Total adjusted operating expenses	511.0	530.4	(3.7)%	543.1	(5.9)%
Adjusted operating income	307.1	355.7	(13.7)%	374.4	(18.0)%
Adjusted other income/(expense):
Equity in earnings of unconsolidated affiliates	(1.1)	0.3	N/A	7.5	N/A
Interest and dividend income	4.3	6.7	(35.8)%	4.8	(10.4)%
Interest expense	(23.9)	(23.0)	3.9%	(18.7)	27.8%
Other gains and losses, net	(7.7)	(10.3)	(25.2)%	(2.7)	185.2%
Other income/(expense) of CSIP, net	—	0.8	N/A	9.4	N/A
Adjusted income before income taxes	278.7	330.2	(15.6)%	374.7	(25.6)%
Adjusted income tax provision	(73.9)	(87.9)	(15.9)%	(98.6)	(25.1)%
Adjusted net income	204.8	242.3	(15.5)%	276.1	(25.8)%
Adjusted net (income)/loss attributable to noncontrolling interests in consolidated entities	—	1.5	N/A	(4.0)	N/A
Adjusted net income attributable to Invesco Ltd.	$204.8	$243.8	(16.0)%	$272.1	(24.7)%

Adjusted diluted EPS	$0.49	$0.58	(15.5)%	$0.63	(22.2)%
Average diluted shares outstanding	418.9	423.2	(1.0)%	432.5	(3.1)%

Ending headcount	6,552	6,490	1.0%	6,360	3.0%
Ending AUM (in billions)	$771.5	$775.6	(0.5)%	$798.3	(3.4)%
Average AUM (in billions)	$747.5	$783.7	(4.6)%	$795.4	(6.0)%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q1-16	Q4-15	% Change	Q1-15	% Change
Operating revenues:
Investment management fees	$913.6	$987.1	(7.4)%	$1,001.4	(8.8)%
Service and distribution fees	197.7	207.6	(4.8)%	213.4	(7.4)%
Performance fees	14.5	16.8	(13.7)%	46.8	(69.0)%
Other	22.9	28.2	(18.8)%	30.0	(23.7)%
Total operating revenues	1,148.7	1,239.7	(7.3)%	1,291.6	(11.1)%
Operating expenses:
Employee compensation	344.4	349.8	(1.5)%	360.9	(4.6)%
Third-party distribution, service and advisory	347.2	375.2	(7.5)%	399.1	(13.0)%
Marketing	24.9	34.1	(27.0)%	26.7	(6.7)%
Property, office and technology	79.9	81.3	(1.7)%	76.9	3.9%
General and administrative	77.9	95.7	(18.6)%	89.9	(13.3)%
Total operating expenses	874.3	936.1	(6.6)%	953.5	(8.3)%
Operating income	274.4	303.6	(9.6)%	338.1	(18.8)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	(12.2)	3.1	N/A	11.8	N/A
Interest and dividend income	3.6	5.5	(34.5)%	2.5	44.0%
Interest expense	(23.9)	(23.0)	3.9%	(18.7)	27.8%
Other gains and losses, net	(4.7)	3.7	N/A	2.7	N/A
Other income/(expense) of CIP, net	(7.5)	(12.0)	(37.5)%	39.5	N/A
Other income/(expense) of CSIP, net	—	0.8	N/A	9.4	N/A
Income before income taxes	229.7	281.7	(18.5)%	385.3	(40.4)%
Income tax provision	(71.9)	(86.9)	(17.3)%	(101.3)	(29.0)%
Net income	157.8	194.8	(19.0)%	284.0	(44.4)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	3.2	7.1	(54.9)%	(24.4)	N/A
Net income attributable to Invesco Ltd.	$161.0	$201.9	(20.3)%	$259.6	(38.0)%
Earnings per share:
---basic	$0.38	$0.48	(20.8)%	$0.60	(36.7)%
---diluted	$0.38	$0.48	(20.8)%	$0.60	(36.7)%

Average shares outstanding:
---basic	418.7	422.9	(1.0)%	432.2	(3.1)%
---diluted	418.9	423.2	(1.0)%	432.5	(3.1)%

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended March 31, 2016

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$913.6	$11.7	$—	$—	$—	$5.0	$—	$930.3
Service and distribution fees	197.7	—	—	—	—	—	—	197.7
Performance fees	14.5	0.5	—	—	—	0.5	—	15.5
Other	22.9	1.1	—	—	—	—	—	24.0
Third-party distribution, service and advisory	—	(2.2)	(347.2)	—	—	—	—	(349.4)
Total operating revenues reconciled to net revenues	1,148.7	11.1	(347.2)	—	—	5.5	—	818.1
Operating expenses:
Employee compensation	344.4	5.1	—	(5.4)	0.2	—	(4.0)	340.3
Third-party distribution, service and advisory	347.2	—	(347.2)	—	—	—	—	—
Marketing	24.9	0.5	—	—	—	—	—	25.4
Property, office and technology	79.9	0.9	—	—	—	—	0.3	81.1
General and administrative	77.9	1.3	—	(4.1)	—	(1.8)	(9.1)	64.2
Total operating expenses	874.3	7.8	(347.2)	(9.5)	0.2	(1.8)	(12.8)	511.0
Operating income reconciled to adjusted operating income	274.4	3.3	—	9.5	(0.2)	7.3	12.8	307.1
Other income/(expense):
Equity in earnings of unconsolidated affiliates	(12.2)	(3.2)	—	17.8	—	(3.5)	—	(1.1)
Interest and dividend income	3.6	0.7	—	—	(0.1)	0.1	—	4.3
Interest expense	(23.9)	—	—	—	—	—	—	(23.9)
Other gains and losses, net	(4.7)	—	—	(3.5)	1.7	0.2	(1.4)	(7.7)
Other income/(expense) of CIP, net	(7.5)	—	—	—	—	7.5	—	—
Income before income taxes	229.7	0.8	—	23.8	1.4	11.6	11.4	278.7
Income tax provision	(71.9)	(0.8)	—	3.5	(0.3)	—	(4.4)	(73.9)
Net income	157.8	—	—	27.3	1.1	11.6	7.0	204.8
Net (income)/loss attributable to noncontrolling interests in consolidated entities	3.2	—	—	—	—	(3.2)	—	—
Net income attributable to Invesco Ltd. reconciled to adjusted net income attributable to Invesco Ltd.	$161.0	$—	$—	$27.3	$1.1	$8.4	$7.0	$204.8

Operating margin	23.9%				Adjusted operating margin			37.5%

Average diluted shares outstanding	418.9			Average diluted shares outstanding				418.9

Diluted EPS	$0.38				Adjusted diluted EPS			$0.49

See pages 18 through 21 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2015

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$987.1	$13.3	$—	$—	$—	$8.4	$—	$1,008.8
Service and distribution fees	207.6	—	—	—	—	—	—	207.6
Performance fees	16.8	0.4	—	—	—	1.6	—	18.8
Other	28.2	0.8	—	—	—	—	—	29.0
Third-party distribution, service and advisory	—	(2.9)	(375.2)	—	—	—	—	(378.1)
Total operating revenues reconciled to net revenues	1,239.7	11.6	(375.2)	—	—	10.0	—	886.1
Operating expenses:
Employee compensation	349.8	4.7	—	—	(3.5)	—	(12.2)	338.8
Third-party distribution, service and advisory	375.2	—	(375.2)	—	—	—	—	—
Marketing	34.1	0.5	—	—	—	—	—	34.6
Property, office and technology	81.3	1.1	—	—	—	—	(2.0)	80.4
General and administrative	95.7	1.2	—	(3.6)	—	(1.6)	(15.1)	76.6
Total operating expenses	936.1	7.5	(375.2)	(3.6)	(3.5)	(1.6)	(29.3)	530.4
Operating income reconciled to adjusted operating income	303.6	4.1	—	3.6	3.5	11.6	29.3	355.7
Other income/(expense):
Equity in earnings of unconsolidated affiliates	3.1	(3.5)	—	—	—	0.7	—	0.3
Interest and dividend income	5.5	0.8	—	—	(0.3)	0.7	—	6.7
Interest expense	(23.0)	—	—	—	—	—	—	(23.0)
Other gains and losses, net	3.7	—	—	(8.7)	(4.8)	—	(0.5)	(10.3)
Other income/(expense) of CIP, net	(12.0)	—	—	—	—	12.0	—	—
Other income/(expense) of CSIP, net	0.8	—	—	—	—	—	—	0.8
Income before income taxes	281.7	1.4	—	(5.1)	(1.6)	25.0	28.8	330.2
Income tax provision	(86.9)	(1.4)	—	7.7	0.5	—	(7.8)	(87.9)
Net income	194.8	—	—	2.6	(1.1)	25.0	21.0	242.3
Net (income)/loss attributable to noncontrolling interests in consolidated entities	7.1	—	—	—	—	(5.6)	—	1.5
Net income attributable to Invesco Ltd. reconciled to adjusted net income attributable to Invesco Ltd.	$201.9	$—	$—	$2.6	($1.1)	$19.4	$21.0	$243.8

Operating margin	24.5%				Adjusted operating margin			40.1%

Average diluted shares outstanding	423.2				Average diluted shares outstanding			423.2

Diluted EPS	$0.48				Adjusted diluted EPS			$0.58

See pages 18 through 21 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended March 31, 2015

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$1,001.4	$15.3	$—	$—	$—	$6.9	$—	$1,023.6
Service and distribution fees	213.4	—	—	—	—	—	—	213.4
Performance fees	46.8	2.5	—	—	—	2.4	—	51.7
Other	30.0	1.2	—	—	—	—	—	31.2
Third-party distribution, service and advisory	—	(3.3)	(399.1)	—	—	—	—	(402.4)
Total operating revenues reconciled to net revenues	1,291.6	15.7	(399.1)	—	—	9.3	—	917.5
Operating expenses:
Employee compensation	360.9	5.7	—	—	(3.9)	—	—	362.7
Third-party distribution, service and advisory	399.1	—	(399.1)	—	—	—	—	—
Marketing	26.7	0.7	—	—	—	—	—	27.4
Property, office and technology	76.9	0.9	—	—	—	—	—	77.8
General and administrative	89.9	1.4	—	(3.9)	—	(12.2)	—	75.2
Total operating expenses	953.5	8.7	(399.1)	(3.9)	(3.9)	(12.2)	—	543.1
Operating income reconciled to adjusted operating income	338.1	7.0	—	3.9	3.9	21.5	—	374.4
Other income/(expense):
Equity in earnings of unconsolidated affiliates	11.8	(6.0)	—	—	—	1.7	—	7.5
Interest and dividend income	2.5	1.0	—	—	(0.1)	1.4	—	4.8
Interest expense	(18.7)	—	—	—	—	—	—	(18.7)
Other gains and losses, net	2.7	—	—	—	(5.0)	2.7	(3.1)	(2.7)
Other income/(expense) of CIP, net	39.5	—	—	—	—	(39.5)	—	—
Other income/(expense) of CSIP, net	9.4	—	—	—	—	—	—	9.4
Income before income taxes	385.3	2.0	—	3.9	(1.2)	(12.2)	(3.1)	374.7
Income tax provision	(101.3)	(2.0)	—	4.4	0.3	—	—	(98.6)
Net income	284.0	—	—	8.3	(0.9)	(12.2)	(3.1)	276.1
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(24.4)	—	—	—	—	20.4	—	(4.0)
Net income attributable to Invesco Ltd. reconciled to adjusted net income attributable to Invesco Ltd.	$259.6	$—	$—	$8.3	($0.9)	$8.2	($3.1)	$272.1

Operating margin	26.2%				Adjusted operating margin			40.8%

Average diluted shares outstanding	432.5			Average diluted shares outstanding				432.5

Diluted EPS	$0.60				Adjusted diluted EPS			$0.63

See pages 18 through 21 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Balance Sheet Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	March 31, 2016	December 31, 2015
ADJUSTED ASSETS
Cash and cash equivalents	$1,454.5	$1,851.4
Unsettled fund receivables	957.3	566.3
Accounts receivable	516.6	533.0
Investments	1,152.5	1,087.6
Assets of consolidated sponsored investment products (CSIP)	—	319.1
Assets held for policyholders	6,578.3	6,051.5
Prepaid assets	127.3	121.2
Other assets	78.0	107.0
Property, equipment and software, net	428.9	426.9
Intangible assets, net	1,361.2	1,354.0
Goodwill	6,292.4	6,175.7
Total adjusted assets	$18,947.0	$18,593.7

ADJUSTED LIABILITIES
Accrued compensation and benefits	$331.0	$661.3
Accounts payable and accrued expenses	754.9	863.1
Policyholder payables	6,578.3	6,051.5
Unsettled fund payables	933.9	561.9
Long-term debt	2,073.2	2,072.8
Deferred tax liabilities, net	374.4	288.9
Total adjusted liabilities	11,045.7	10,499.5

ADJUSTED TEMPORARY EQUITY
Redeemable noncontrolling interests in consolidated entities	—	167.3
ADJUSTED PERMANENT EQUITY
Equity attributable to Invesco Ltd.:
Common shares	98.1	98.1
Additional paid-in-capital	6,139.9	6,197.7
Treasury shares	(2,472.9)	(2,404.1)
Retained earnings	4,518.0	4,459.7
Accumulated other comprehensive income/(loss), net of tax	(382.7)	(466.1)
Total adjusted equity attributable to Invesco Ltd.	7,900.4	7,885.3
Adjusted equity attributable to nonredeemable noncontrolling interests in consolidated entities	0.9	41.6
Total adjusted permanent equity	7,901.3	7,926.9
Total adjusted liabilities, temporary and permanent equity	$18,947.0	$18,593.7

Invesco Ltd. U.S. GAAP Condensed Consolidated Balance Sheets (Unaudited, in millions)

	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$1,454.5	$1,851.4
Unsettled fund receivables	957.3	566.3
Accounts receivable	513.9	528.1
Investments	919.6	1,019.1
Assets of consolidated sponsored investment products (CSIP)	—	319.1
Assets of consolidated investment products (CIP):
Cash and cash equivalents of CIP	167.8	363.3
Accounts receivable of CIP	139.6	173.5
Investments of CIP	3,639.4	6,016.1
Assets held for policyholders	6,578.3	6,051.5
Prepaid assets	127.3	121.2
Other assets	78.0	107.0
Property, equipment and software, net	428.9	426.9
Intangible assets, net	1,361.2	1,354.0
Goodwill	6,292.4	6,175.7
Total assets	$22,658.2	$25,073.2
LIABILITIES
Accrued compensation and benefits	$331.0	$661.3
Accounts payable and accrued expenses	754.9	863.1
Liabilities of CIP:
Debt of CIP	3,061.2	5,437.0
Other liabilities of CIP	181.5	273.7
Policyholder payables	6,578.3	6,051.5
Unsettled fund payables	933.9	561.9
Long-term debt	2,073.2	2,072.8
Deferred tax liabilities, net	374.4	288.9
Total liabilities	14,288.4	16,210.2
TEMPORARY EQUITY
Redeemable noncontrolling interests in consolidated entities	407.3	167.3
PERMANENT EQUITY
Equity attributable to Invesco Ltd.:
Common shares	98.1	98.1
Additional paid-in-capital	6,139.9	6,197.7
Treasury shares	(2,472.9)	(2,404.1)
Retained earnings	4,487.6	4,439.6
Accumulated other comprehensive income/(loss), net of tax	(348.7)	(446.0)
Total equity attributable to Invesco Ltd.	7,904.0	7,885.3
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	58.5	810.4
Total permanent equity	7,962.5	8,695.7
Total liabilities, temporary and permanent equity	$22,658.2	$25,073.2

Invesco Ltd. Reconciliations of Condensed Consolidated Balance Sheet Information Excluding CIP to U.S. GAAP Condensed Consolidated Balance Sheets (unaudited, in millions)

	March 31, 2016			December 31, 2015
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
ASSETS
Cash and cash equivalents	$1,454.5	$—	$1,454.5	$1,851.4	$—	$1,851.4
Unsettled fund receivables	957.3	—	957.3	566.3	—	566.3
Accounts receivable	516.6	(2.7)	513.9	533.0	(4.9)	528.1
Investments	1,152.5	(232.9)	919.6	1,087.6	(68.5)	1,019.1
Assets of CSIP	—	—	—	319.1	—	319.1
Assets of CIP:
Cash and cash equivalents of CIP	—	167.8	167.8	—	363.3	363.3
Accounts receivable of CIP	—	139.6	139.6	—	173.5	173.5
Investments of CIP	—	3,639.4	3,639.4	—	6,016.1	6,016.1
Assets held for policyholders	6,578.3	—	6,578.3	6,051.5	—	6,051.5
Prepaid assets	127.3	—	127.3	121.2	—	121.2
Other assets	78.0	—	78.0	107.0	—	107.0
Property, equipment and software, net	428.9	—	428.9	426.9	—	426.9
Intangible assets, net	1,361.2	—	1,361.2	1,354.0	—	1,354.0
Goodwill	6,292.4	—	6,292.4	6,175.7	—	6,175.7
Total assets	$18,947.0	$3,711.2	$22,658.2	$18,593.7	$6,479.5	$25,073.2
LIABILITIES
Accrued compensation and benefits	$331.0	$—	$331.0	$661.3	$—	$661.3
Accounts payable and accrued expenses	754.9	—	754.9	863.1	—	863.1
Liabilities of CIP:
Debt of CIP	—	3,061.2	3,061.2	—	5,437.0	5,437.0
Other liabilities of CIP	—	181.5	181.5	—	273.7	273.7
Policyholder payables	6,578.3	—	6,578.3	6,051.5	—	6,051.5
Unsettled fund payables	933.9	—	933.9	561.9	—	561.9
Long-term debt	2,073.2	—	2,073.2	2,072.8	—	2,072.8
Deferred tax liabilities, net	374.4	—	374.4	288.9	—	288.9
Total liabilities	11,045.7	3,242.7	14,288.4	10,499.5	5,710.7	16,210.2
TEMPORARY EQUITY
Redeemable noncontrolling interests in consolidated entities	—	407.3	407.3	167.3	—	167.3
PERMANENT EQUITY
Equity attributable to Invesco Ltd.:
Common shares	98.1	—	98.1	98.1	—	98.1
Additional paid-in-capital	6,139.9	—	6,139.9	6,197.7	—	6,197.7
Treasury shares	(2,472.9)	—	(2,472.9)	(2,404.1)	—	(2,404.1)
Retained earnings	4,518.0	(30.4)	4,487.6	4,459.7	(20.1)	4,439.6
Accumulated other comprehensive income/(loss), net of tax	(382.7)	34.0	(348.7)	(466.1)	20.1	(446.0)
Total equity attributable to Invesco Ltd.	7,900.4	3.6	7,904.0	7,885.3	—	7,885.3
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	0.9	57.6	58.5	41.6	768.8	810.4
Total permanent equity	7,901.3	61.2	7,962.5	7,926.9	768.8	8,695.7
Total liabilities, temporary and permanent equity	$18,947.0	$3,711.2	$22,658.2	$18,593.7	$6,479.5	$25,073.2

See pages 18 through 21 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Cash Flow Statement Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	Three months ended March 31,
	2016	2015
Adjusted operating activities:
U.S. GAAP net income	$157.8	$284.0
Consolidated investment product (CIP) net (income)/loss	11.6	(12.2)
Net income adjusted to remove impact of CIP	169.4	271.8
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	24.7	22.7
Share-based compensation expense	38.7	40.7
Other (gains)/losses, net	4.5	(5.4)
Other (gains)/losses of CSIP, net	—	(6.4)
Equity in earnings of unconsolidated affiliates	15.7	(13.5)
Dividends from unconsolidated affiliates	0.6	0.7
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CSIP	—	(8.8)
(Purchase)/sale of trading investments, net	15.7	(39.5)
(Increase)/decrease in receivables	(1,009.9)	(1,618.2)
Increase/(decrease) in payables	662.0	1,308.9
Adjusted net cash provided by/(used in) operating activities	(78.6)	(47.0)

Adjusted investing activities:
Purchase of property, equipment and software	(26.0)	(23.0)
Purchase of available-for-sale investments	(2.7)	(61.4)
Sale of available-for-sale investments	6.2	39.5
Purchase of investments by CSIP	—	(159.1)
Sale of investments by CSIP	—	166.7
Purchase of other investments	(42.5)	(51.9)
Sale of other investments	22.4	36.6
Returns of capital and distributions from unconsolidated partnership investments	10.7	14.7
Purchase of business	(33.2)	—
Adjusted net cash provided by/(used in) investing activities	(65.1)	(37.9)

Adjusted financing activities:
Proceeds from exercises of share options	—	0.7
Purchases of treasury shares	(125.0)	(76.6)
Dividends paid	(113.0)	(108.1)
Excess tax benefits from share-based compensation	(3.9)	13.0
Third-party capital invested into CSIP	—	0.8
Net borrowings/(repayments) under credit facility	—	11.2
Payment of contingent consideration	(3.2)	—
Adjusted net cash provided by/(used in) financing activities	(245.1)	(159.0)

Increase /(decrease) in cash and cash equivalents	(388.8)	(243.9)
Foreign exchange movement on cash and cash equivalents	(8.1)	(50.6)
Cash and cash equivalents, beginning of period	1,851.4	1,514.2
Cash and cash equivalents, end of period	$1,454.5	$1,219.7

Invesco Ltd.
U.S. GAAP Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Three months ended March 31,
	2016	2015
Operating activities:
Net income	$157.8	$284.0
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	24.7	22.7
Share-based compensation expense	38.7	40.7
Other (gains)/losses, net	4.7	(2.7)
Other (gains)/losses of CSIP, net	—	(6.4)
Other (gains)/losses of CIP, net	24.6	(24.4)
Equity in earnings of unconsolidated affiliates	12.2	(11.8)
Dividends from unconsolidated affiliates	0.6	0.7
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	86.3	9.4
(Increase)/decrease in cash held by CSIP	—	(8.8)
(Purchase)/sale of investments by CIP, net	(83.3)	—
(Purchase)/sale of trading investments, net	15.2	(39.5)
(Increase)/decrease in receivables	(993.5)	(1,632.9)
Increase/(decrease) in payables	643.2	1,312.7
Net cash provided by/(used in) operating activities	(68.8)	(56.3)

Investing activities:
Purchase of property, equipment and software	(26.0)	(23.0)
Purchase of available-for-sale investments	(0.2)	(34.3)
Sale of available-for-sale investments	3.3	9.8
Purchase of investments by CIP	(436.7)	(1,286.6)
Sale of investments by CIP	394.2	960.6
Purchase of investments by CSIP	—	(159.1)
Sale of investments by CSIP	—	166.7
Purchase of other investments	(41.6)	(51.9)
Sale of other investments	22.4	36.6
Returns of capital and distributions from unconsolidated partnership investments	10.7	14.7
Purchase of business	(33.2)	—
Net cash provided by/(used in) investing activities	(107.1)	(366.5)

Financing activities:
Proceeds from exercises of share options	—	0.7
Purchases of treasury shares	(125.0)	(76.6)
Dividends paid	(113.0)	(108.1)
Excess tax benefits from share-based compensation	(3.9)	13.0
Third-party capital invested into CIP	104.5	12.9
Third-party capital distributed by CIP	(25.5)	(33.9)
Third-party capital invested into CSIP	—	0.8
Borrowings of debt by CIP	—	935.9
Repayments of debt by CIP	(46.8)	(577.0)
Net borrowings/(repayments) under credit facility	—	11.2
Payment of contingent consideration	(3.2)	—
Net cash provided by/(used in) financing activities	(212.9)	178.9

Increase/(decrease) in cash and cash equivalents	(388.8)	(243.9)
Foreign exchange movement on cash and cash equivalents	(8.1)	(50.6)
Cash and cash equivalents, beginning of period	1,851.4	1,514.2
Cash and cash equivalents, end of period	$1,454.5	$1,219.7

Invesco Ltd.
Reconciliations of Condensed Consolidated Cash Flow Information Excluding CIP to U.S. GAAP Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three months ended March 31, 2016			Three months ended March 31, 2015
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
Operating activities:
Net income	$169.4	($11.6)	$157.8	$271.8	$12.2	$284.0
Amortization and depreciation	24.7	—	24.7	22.7	—	22.7
Share-based compensation expense	38.7	—	38.7	40.7	—	40.7
Other (gains)/losses, net	4.5	0.2	4.7	(5.4)	2.7	(2.7)
Other (gains)/losses of CSIP, net	—	—	—	(6.4)	—	(6.4)
Other (gains)/losses of CIP, net	—	24.6	24.6	—	(24.4)	(24.4)
Equity in earnings of unconsolidated affiliates	15.7	(3.5)	12.2	(13.5)	1.7	(11.8)
Dividends from unconsolidated affiliates	0.6	—	0.6	0.7	—	0.7
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	—	86.3	86.3	—	9.4	9.4
(Increase)/decrease in cash held by CSIP	—	—	—	(8.8)	—	(8.8)
(Purchase)/sale of investments by CIP, net	—	(83.3)	(83.3)	—	—	—
(Purchase)/sale of trading investments, net	15.7	(0.5)	15.2	(39.5)	—	(39.5)
(Increase)/decrease in receivables	(1,009.9)	16.4	(993.5)	(1,618.2)	(14.7)	(1,632.9)
Increase/(decrease) in payables	662.0	(18.8)	643.2	1,308.9	3.8	1,312.7
Net cash provided by/(used in) operating activities	(78.6)	9.8	(68.8)	(47.0)	(9.3)	(56.3)
Investing activities:
Purchase of property, equipment and software	(26.0)	—	(26.0)	(23.0)	—	(23.0)
Purchase of available-for-sale investments	(2.7)	2.5	(0.2)	(61.4)	27.1	(34.3)
Sale of available-for-sale investments	6.2	(2.9)	3.3	39.5	(29.7)	9.8
Purchase of investments by CIP	—	(436.7)	(436.7)	—	(1,286.6)	(1,286.6)
Sale of investments by CIP	—	394.2	394.2	—	960.6	960.6
Purchase of investments by CSIP	—	—	—	(159.1)	—	(159.1)
Sale of investments by CSIP	—	—	—	166.7	—	166.7
Purchase of other investments	(42.5)	0.9	(41.6)	(51.9)	—	(51.9)
Sale of other investments	22.4	—	22.4	36.6	—	36.6
Returns of capital and distributions from unconsolidated partnership investments	10.7	—	10.7	14.7	—	14.7
Purchase of business	(33.2)	—	(33.2)	—	—	—
Net cash provided by/(used in) investing activities	(65.1)	(42.0)	(107.1)	(37.9)	(328.6)	(366.5)
Financing activities:
Proceeds from exercises of share options	—	—	—	0.7	—	0.7
Purchases of treasury shares	(125.0)	—	(125.0)	(76.6)	—	(76.6)
Dividends paid	(113.0)	—	(113.0)	(108.1)	—	(108.1)
Excess tax benefits from share-based compensation	(3.9)	—	(3.9)	13.0	—	13.0
Third-party capital invested into CIP	—	104.5	104.5	—	12.9	12.9
Third-party capital distributed by CIP	—	(25.5)	(25.5)	—	(33.9)	(33.9)
Third-party capital invested into CSIP	—	—	—	0.8	—	0.8
Borrowings of debt by CIP	—	—	—	—	935.9	935.9
Repayments of debt by CIP	—	(46.8)	(46.8)	—	(577.0)	(577.0)
Net borrowings/(repayments) under credit facility	—	—	—	11.2	—	11.2
Payment of contingent consideration	(3.2)	—	(3.2)	—	—	—
Net cash provided by/(used in) financing activities	(245.1)	32.2	(212.9)	(159.0)	337.9	178.9

Increase/(decrease) in cash and cash equivalents	(388.8)	—	(388.8)	(243.9)	—	(243.9)
Foreign exchange movement on cash and cash equivalents	(8.1)	—	(8.1)	(50.6)	—	(50.6)
Cash and cash equivalents, beginning of period	1,851.4	—	1,851.4	1,514.2	—	1,514.2
Cash and cash equivalents, end of period	$1,454.5	$—	$1,454.5	$1,219.7	$—	$1,219.7
See pages 18 through 21 for notes to the reconciliation.

Invesco Ltd.
Notes

We are presenting the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted earnings per share (EPS)). We believe these non-GAAP measures provide greater transparency into our business on an ongoing operations basis and allow more appropriate comparisons with industry peers. Management uses these performance measures to evaluate the business, and they are consistent with internal management reporting. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS). Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Notes 1 through 8 relate to the income statement reconciliations presented on pages 9 through 11. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in the company's Form 10-K.

Note 9 relates to the balance sheet and cash flow statement reconciliations on pages 14 and 17, respectively.

Note 10 relates to the U.S. GAAP effective tax rate and the impact of non-controlling interests in consolidated investment products (CIP) on the rate.

1.	Acquisition/disposition related adjustments

Acquisition/disposition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including intangible asset amortization, changes in the fair value of the contingent consideration liability payable in future periods, acquisition-related impairments, employee compensation associated with acquisitions and all related tax effects.

Adjustment amounts related to acquisition and disposition activities are as follows:

in millions	Q1-16	Q4-15	Q1-15
Intangible amortization	$3.5	$2.7	$2.7
Taxation on amortization	(0.4)	(0.4)	(0.4)
Deferred taxation	4.9	4.9	5.3
Employee compensation expense	5.4	—	—
Taxation on employee compensation expense	(2.0)	—	—
Changes in the fair value of contingent consideration	(3.5)	(8.7)	—
Taxation on changes in the fair value of contingent consideration	1.3	3.3	—
Impairment of equity investment	17.8	—	—
Other acquisition-related items	0.6	0.9	1.2
Taxation on other acquisition-related items	(0.3)	(0.1)	(0.5)
	$27.3	$2.6	$8.3

2. Third-party distribution, service and advisory expenses

Third-party distribution, service and advisory expenses include renewal commissions, management fee rebates and distribution costs (12b-1 and marketing support) paid to brokers and independent financial advisors, and other service and administrative fees paid to third parties, which are all closely linked to the revenue earned by the company from AUM but vary extensively by geography due to differences in distribution channels. The non-GAAP presentation nets these costs against revenues to arrive at net revenues, which serves to reflect these costs as revenue sharing activities and to remove distortions caused by differing distribution channel fees.

3. Proportional share of net revenues and operating income from joint venture investments

The company has two joint ventures in China. U.S. GAAP requires classification of the joint venture net income as equity in earnings of unconsolidated affiliates. The non-GAAP adjustment proportionately consolidates these joint ventures, serving to illustrate the contribution of these joint ventures to the operations of the business.

4.	Consolidated investment products (CIP)

As will be discussed in Note 1, “Accounting Policies,” of the company’s Form 10-Q for the three months ended March 31, 2016, on January 1, 2016, the company adopted the US GAAP accounting guidance in ASU 2015-02. The adoption resulted in the deconsolidation of certain CLOs and partnership entities. Additionally, certain investment products that were not previously consolidated became variable interest entities (VIEs) upon adoption and were required to be consolidated. The funds consolidated in prior periods as CSIP also became VIEs and are now presented in the aggregate with the company’s other VIEs as part of CIP. The company reflected the adoption of ASU 2015-02 using the modified retrospective approach, which did not require the restatement of prior periods to conform to the post-adoption presentation.

Management and performance fees earned by the company, which were eliminated from operating revenues upon consolidation of the CIPs, were $5.5 million in the first quarter (fourth quarter 2015: $10.0 million; first quarter 2015: $9.3 million). By deconsolidating these products in the non-GAAP information, the management and performance fees are added back. Similarly, the operating expenses of the CIPs and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in a decrease of $8.4 million in net income attributable to Invesco Ltd. in the first quarter U.S. GAAP earnings (fourth quarter 2015: $19.4 million decrease; first quarter 2015: $8.2 million decrease). The above adjustments remove this impact.

5.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. The change in compensation expense and the investment income or loss, inclusive of interest and dividend income, are adjusted in arriving at the non-GAAP information and, net of the applicable taxation, result in a net income addition or deduction.

in millions	Q1-16	Q4-15	Q1-15
Market (depreciation)/appreciation of compensation liability	($0.2)	$3.5	$3.9
Investment loss/(gain), net	1.6	(5.1)	(5.1)
Net taxation on deferred compensation adjustments	(0.3)	0.5	0.3
	$1.1	($1.1)	($0.9)

6.	Other reconciling items

in millions	Q1-16	Q4-15	Q1-15
Business optimization charges: (a)
Employee compensation	4.0	12.2	—
Consulting and temporary labor	3.1	2.0	—
Property, office and technology	(0.3)	2.0	—
Taxation on business optimization charges	(2.3)	(5.1)	—
Regulatory charge (b)	6.0	12.6	—
Legal fees for regulatory charge (b)	—	0.5	—
Taxation on regulatory-related charges (b)	(2.3)	(2.7)	—
Foreign exchange hedge loss/(gain) (c)	(1.4)	(0.5)	(3.1)
Taxation on foreign exchange hedge amortization (e)	0.2	—	—
	$7.0	$21.0	($3.1)

a.
Business optimization: Operating expenses for the first quarter 2016 include costs associated with a business transformation initiative that includes severance costs of $4.0 million (fourth quarter 2015: $12.2 million; first quarter 2015: zero), consulting and temporary labor costs of $3.1 million (fourth quarter 2015: $2.0 million; first quarter 2015: zero) and a property related credit of $0.3 million (fourth quarter 2015: charge of $2.0 million; first quarter 2015: zero) associated with vacating leased properties as part of a ongoing location strategy.

b.
General and administrative expenses for the first quarter 2016 include a provision of $6.0 million (fourth quarter 2015: $12.6 million; first quarter 2015: zero) pertaining to regulatory investigations and related legal fees of $0.5 million in fourth quarter 2015.

c.
Included within other gains and losses, net is the mark-to-market of foreign exchange put option contracts intended to provide protection against the impact of a significant decline in the Pound Sterling/U.S. Dollar foreign exchange rate. These contracts provide coverage through March 31, 2017. The adjustment from U.S. GAAP to non-GAAP earnings removes the unrealized gains and losses that result from market volatility.

Each of these other reconciling items has been adjusted from U.S. GAAP to arrive at the company's non-GAAP financial measures for the reasons either outlined in the paragraphs above, due to the unique character and magnitude of the reconciling item, or because the item represents a continuation of a reconciling item adjusted from U.S. GAAP in a prior period.

7.	Definition of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

8.	Definition of adjusted diluted EPS

Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted shares outstanding. There is no difference between the calculated earnings per share amounts presented in this earnings release and the calculated earnings per share amounts under the two class method.

9.	Balance sheets and cash flow information excluding CIP

U.S. GAAP condensed consolidating balance sheets and condensed consolidated statements of cash flows reflect the consolidation of CIP. The majority of the company's CIP balances are CLO-related. The collateral assets of the CLOs are held solely to satisfy the obligations of the CLOs. The company has no right to the benefits from, nor does it bear the risks associated with, the collateral assets held by the CLOs, beyond the company's minimal direct investments in, and management and performance fees generated from, CLOs. If the company were to liquidate, the collateral assets would not be available to the general creditors of the company, and as a result, the company does not consider them to be company assets. Additionally, the investors in the CLOs have no recourse to the general credit of the company for the notes issued by the CLOs. The company therefore does not consider this debt to be a company liability. Similarly, cash held by CIP is not available for general use by the company, nor is company cash available for general use by its CIP.

By deconsolidating the CIP in the condensed consolidated balance sheet information excluding CIP, the assets, liabilities and equity of the CIP are removed and the company's equity interest in the investment products, accounted for as equity method and available-for-sale investments, are replaced. The company considers this a more representative presentation of the company's financial position, and calculations made therefrom, such as debt-to-equity ratios, are more meaningful excluding these balances.

The condensed consolidated cash flow information excluding CIP present the cash flows of the company separately and before consolidation of CIP, as the cash flows of CIP do not form part of the company's cash flow management processes, nor do they form part of the company's significant liquidity evaluations and decisions for the reasons noted.

10.	U.S. GAAP Effective Tax Rate

The effective tax rate increased to 31.3% for the first quarter, from 30.8% for the fourth quarter 2015 and increased from 26.3% for the first quarter 2015. The impact of the inclusion of non-controlling interests in CIP increased our effective tax rate by 0.4% for the first quarter, compared to an increase of 0.7% for the fourth quarter 2015 and a decrease of 1.8% for the first quarter 2015. First quarter 2016 included a 2.2% rate increase as a result of the non-cash impairment charge related to the 49% investment in Religare.

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q1-16		Q4-15		% Change	Q1-15
Beginning Assets	$775.6		$755.8		2.6%	$792.4
Long-term inflows	42.8		43.0		(0.5)%	50.5
Long-term outflows	(44.1)		(39.1)		12.8%	(40.2)
Long-term net flows	(1.3)		3.9		N/A	10.3
Net flows in Invesco PowerShares QQQ fund	(2.6)		2.0		N/A	(2.6)
Net flows in institutional money market funds	3.8		(1.8)		N/A	(6.0)
Total net flows	(0.1)		4.1		N/A	1.7
Market gains and losses/reinvestment	(3.0)		21.0		N/A	18.2
Acquisitions/dispositions, net(f)	(3.6)		—		N/A	(0.7)
Foreign currency translation	2.6		(5.3)		N/A	(13.3)
Ending Assets	$771.5		$775.6		(0.5)%	$798.3

Average long-term AUM	$649.2		$678.2		(4.3)%	$685.0
Average AUM	$747.5		$783.7		(4.6)%	$795.4

Gross revenue yield on AUM(a)	62.1	bps	63.8	bps		65.4	bps
Gross revenue yield on AUM before performance fees(a)	61.3	bps	62.9	bps		63.0	bps
Net revenue yield on AUM(b)	43.8	bps	45.2	bps		46.1	bps
Net revenue yield on AUM before performance fees(b)	42.9	bps	44.3	bps		43.5	bps

(in billions)	Total AUM	Active(e)	Passive(e)
December 31, 2015	$775.6	$636.5	$139.1
Long-term inflows	42.8	32.9	9.9
Long-term outflows	(44.1)	(32.4)	(11.7)
Long-term net flows	(1.3)	0.5	(1.8)
Net flows in Invesco PowerShares QQQ fund	(2.6)	—	(2.6)
Net flows in institutional money market funds	3.8	4.1	(0.3)
Total net flows	(0.1)	4.6	(4.7)
Market gains and losses/reinvestment	(3.0)	(2.8)	(0.2)
Acquisitions/dispositions, net(f)	(3.6)	(0.4)	(3.2)
Foreign currency translation	2.6	2.5	0.1
March 31, 2016	$771.5	$640.4	$131.1

Average AUM	$747.5	$620.6	$126.9
Gross revenue yield on AUM(a)	62.1bps	72.1bps	13.8bps
Net revenue yield on AUM(b)	43.8bps	49.9bps	13.8bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2015	$775.6	$514.8	$260.8
Long-term inflows	42.8	33.1	9.7
Long-term outflows	(44.1)	(35.8)	(8.3)
Long-term net flows	(1.3)	(2.7)	1.4
Net flows in Invesco PowerShares QQQ fund	(2.6)	(2.6)	—
Net flows in institutional money market funds	3.8	—	3.8
Total net flows	(0.1)	(5.3)	5.2
Market gains and losses/reinvestment	(3.0)	(3.1)	0.1
Acquisitions/dispositions, net(f)	(3.6)	—	(3.6)
Foreign currency translation	2.6	1.3	1.3
March 31, 2016	$771.5	$507.7	$263.8

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2015	$775.6	$370.9	$187.9	$48.1	$64.6	$104.1
Long-term inflows	42.8	20.4	9.7	2.0	1.0	9.7
Long-term outflows	(44.1)	(24.6)	(10.1)	(3.6)	(1.0)	(4.8)
Long-term net flows	(1.3)	(4.2)	(0.4)	(1.6)	—	4.9
Net flows in Invesco PowerShares QQQ fund	(2.6)	(2.6)	—	—	—	—
Net flows in institutional money market funds	3.8	—	—	—	3.8	—
Total net flows	(0.1)	(6.8)	(0.4)	(1.6)	3.8	4.9
Market gains and losses/reinvestment	(3.0)	(5.5)	2.0	(0.6)	0.2	0.9
Acquisitions/dispositions, net(f)	(3.6)	—	(2.7)	—	—	(0.9)
Foreign currency translation	2.6	0.9	0.3	0.9	—	0.5
March 31, 2016	$771.5	$359.5	$187.1	$46.8	$68.6	$109.5

Average AUM	$747.5	$344.4	$185.3	$45.7	$67.1	$105.0

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2015	$775.6	$510.7	$21.7	$104.2	$75.4	$63.6
Long-term inflows	42.8	24.4	1.0	4.2	6.6	6.6
Long-term outflows	(44.1)	(26.7)	(1.2)	(5.0)	(8.2)	(3.0)
Long-term net flows	(1.3)	(2.3)	(0.2)	(0.8)	(1.6)	3.6
Net flows in Invesco PowerShares QQQ fund	(2.6)	(2.6)	—	—	—	—
Net flows in institutional money market funds	3.8	5.0	—	(0.8)	—	(0.4)
Total net flows	(0.1)	0.1	(0.2)	(1.6)	(1.6)	3.2
Market gains and losses/reinvestment	(3.0)	0.3	(0.2)	(1.0)	(1.3)	(0.8)
Acquisitions/dispositions, net(f)	(3.6)	(3.6)	—	—	—	—
Foreign currency translation	2.6	—	1.6	(2.4)	2.4	1.0
March 31, 2016	$771.5	$507.5	$22.9	$99.2	$74.9	$67.0

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e)

(in billions)	Q1-16		Q4-15		% Change	Q1-15
Beginning Assets	$139.1		$131.7		5.6%	$141.4
Long-term inflows	9.9		9.8		1.0%	9.9
Long-term outflows	(11.7)		(9.4)		24.5%	(6.4)
Long-term net flows	(1.8)		0.4		N/A	3.5
Net flows in Invesco PowerShares QQQ fund	(2.6)		2.0		N/A	(2.6)
Net flows in institutional money market funds	(0.3)		0.3		N/A	—
Total net flows	(4.7)		2.7		N/A	0.9
Market gains and losses/reinvestment	(0.2)		4.7		N/A	1.4
Acquisitions/dispositions, net(f)	(3.2)		—		N/A	(0.7)
Foreign currency translation	0.1		—		N/A	—
Ending Assets	$131.1		$139.1		(5.8)%	$143.0

Average long-term AUM	$89.4		$97.2		(8.0)%	$103.2
Average AUM	$126.9		$139.1		(8.8)%	$142.7

Gross revenue yield on AUM(a)	13.8	bps	14.7	bps		13.3	bps
Gross revenue yield on AUM before performance fees(a)	13.8	bps	14.7	bps		13.3	bps
Net revenue yield on AUM(b)	13.8	bps	14.7	bps		13.3	bps
Net revenue yield on AUM before performance fees(b)	13.8	bps	14.7	bps		13.3	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2015	$139.1	$118.7	$20.4
Long-term inflows	9.9	9.9	—
Long-term outflows	(11.7)	(10.2)	(1.5)
Long-term net flows	(1.8)	(0.3)	(1.5)
Net flows in Invesco PowerShares QQQ fund	(2.6)	(2.6)	—
Net flows in institutional money market funds	(0.3)	—	(0.3)
Total net flows	(4.7)	(2.9)	(1.8)
Market gains and losses/reinvestment	(0.2)	(0.1)	(0.1)
Acquisitions/dispositions, net(f)	(3.2)	—	(3.2)
Foreign currency translation	0.1	—	0.1
March 31, 2016	$131.1	$115.7	$15.4

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2015	$139.1	$91.0	$38.6	$—	$0.4	$9.1
Long-term inflows	9.9	7.1	2.1	—	—	0.7
Long-term outflows	(11.7)	(8.3)	(2.6)	—	—	(0.8)
Long-term net flows	(1.8)	(1.2)	(0.5)	—	—	(0.1)
Net flows in Invesco PowerShares QQQ fund	(2.6)	(2.6)	—	—	—	—
Net flows in institutional money market funds	(0.3)	—	—	—	(0.3)	—
Total net flows	(4.7)	(3.8)	(0.5)	—	(0.3)	(0.1)
Market gains and losses/reinvestment	(0.2)	(0.1)	0.2	—	—	(0.3)
Acquisitions/dispositions, net(f)	(3.2)	—	(2.7)	—	—	(0.5)
Foreign currency translation	0.1	—	—	—	—	0.1
March 31, 2016	$131.1	$87.1	$35.6	$—	$0.1	$8.3

Average AUM	$126.9	$82.7	$35.5	$—	$0.2	$8.5

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2015	$139.1	$134.4	$0.4	$—	$1.9	$2.4
Long-term inflows	9.9	9.7	0.1	—	0.1	—
Long-term outflows	(11.7)	(11.4)	(0.1)	—	(0.2)	—
Long-term net flows	(1.8)	(1.7)	—	—	(0.1)	—
Net flows in Invesco PowerShares QQQ fund	(2.6)	(2.6)	—	—	—	—
Net flows in institutional money market funds	(0.3)	—	—	—	—	(0.3)
Total net flows	(4.7)	(4.3)	—	—	(0.1)	(0.3)
Market gains and losses/reinvestment	(0.2)	(0.2)	—	—	—	—
Acquisitions/dispositions, net(f)	(3.2)	(3.2)	—	—	—	—
Foreign currency translation	0.1	—	—	—	—	0.1
March 31, 2016	$131.1	$126.7	$0.4	$—	$1.8	$2.2

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding China joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the first quarter for our JVs in China was $7.6 billion (fourth quarter 2015: $6.6 billion; first quarter 2015: $5.0 billion). It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 9 through 11 of this release for a reconciliation of operating revenues to net revenues.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 9 through 11 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.
(d)    Ending AUM as of March 31, 2016 includes $62.8 billion in institutional money market AUM and $37.5 billion in PowerShares QQQ AUM. Ending retail money market AUM as of March 31, 2016, included in long-term AUM, were $5.8 billion.
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage and other passive mandates. Active AUM are total AUM less Passive AUM.
(f)    Dispositions during the first quarter of 2016 included $2.7 billion related to the deconsolidation of certain securitization trusts by Invesco Mortgage Capital, Inc. (IVR) and $0.9 billion related to other AUM dispositions. Dispositions during the first quarter 2015 resulted in a $0.7 billion decrease in AUM representing exchange traded notes that did not transfer over as part of the agreement with Deutsche Bank to transition the investment management of the PowerShares DB suite of commodity exchange traded funds to Invesco.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	24%	16%	18%	12%	6%	32%
	U.S. Growth	27%	27%	27%	27%	96%	35%
	U.S. Value	29%	35%	33%	29%	35%	35%
	Sector	1%	3%	5%	26%	12%	14%
	U.K.	93%	100%	100%	92%	99%	100%
	Canadian	28%	27%	57%	21%	21%	47%
	Asian	92%	90%	89%	78%	81%	70%
	European	63%	94%	100%	56%	94%	95%
	Global	60%	59%	84%	66%	67%	90%
	Global Ex U.S. and Emerging Markets	97%	90%	99%	99%	90%	98%
Fixed Income
	Money Market	91%	71%	71%	96%	97%	97%
	U.S. Fixed Income	71%	93%	94%	81%	77%	92%
	Global Fixed Income	41%	68%	73%	35%	33%	52%
	Stable Value	100%	100%	100%	100%	100%	100%
Other
	Alternatives	51%	69%	69%	34%	48%	66%
	Balanced	25%	39%	63%	41%	93%	100%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 58%, 57%, and 56% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 72%, 69%, and 67% of total Invesco AUM, respectively, as of 3/31/2016. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and are asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Performance assumes the reinvestment of dividends. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds, and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience.